Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-80623, No. 333-36093, No. 333-56933, No. 333-87897, No. 333-49892, and No. 333-56704) pertaining to the Sonus Pharmaceuticals, Inc., Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan-1991, 1995 Stock Option Plan for Directors, Employee Stock Purchase Plan, 1999 Nonqualified Stock Incentive Plan, 2000 Stock Incentive Plan and 401(k) Profit Sharing Plan and Trust and in the Registration Statements (Form S-3 No. 333-115876, No. 333-64966, No. 333-82414 and No. 333-107987) pertaining to the registration for resale of shares of common stock of Sonus Pharmaceuticals, Inc. and in the related Prospectuses of our reports dated March 16, 2005, with respect to the financial statements of Sonus Pharmaceuticals, Inc., Sonus Pharmaceuticals, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sonus Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

Seattle, Washington
March 22, 2005